UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc.    ☐Sotherly Hotels LP    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc.    ☐Sotherly Hotels LP    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 31, 2018, affiliates of Sotherly Hotels Inc. (the “Company”), the sole general partner of Sotherly Hotels LP (the “Operating Partnership”), entered into a second amendment to loan and security agreement; an amended, restated and consolidated mortgage loan note; and other related documents with its existing lender, TD Bank, N.A., to amend the terms of its mortgage loan on the DoubleTree by Hilton Philadelphia Airport hotel (the “Hotel”) located in Philadelphia, PA.  Concurrent with the loan modification, affiliates of the Company also entered into a 5-year swap agreement with The Toronto-Dominion Bank.

 Pursuant to the amended loan documents:

•	the principal balance of the loan was increased from approximately $30.0 million to $42.2 million;
•	the loan’s maturity date is extended until July 31, 2023;
•	the loan bears a floating interest rate equal to the 1-month LIBOR rate plus 2.27% (the “Loan Rate”);
•	the loan amortizes on a 30-year schedule with payments of principal and interest beginning immediately;
•	the loan can be prepaid without penalty; and
•	the loan will no longer be fully guaranteed by the Operating Partnership, but the Operating Partnership will guaranteed certain standard “bad boy” carveouts.

Pursuant to the swap agreement:

•	the Loan Rate is swapped for a fixed interest rate of 5.237%;
•	notional amounts approximate the declining balance of the loan; and
•	the Company is responsible for any potential termination fees associated with early termination of the swap agreement.

The Company used a portion of the proceeds to repay in full the existing Note B to the mortgage loan on the Company’s Hyatt Centric Arlington hotel and to pay closing costs associated with the amendment, and will use the balance of the proceeds for general corporate purposes.

Item 7.01 Regulation FD Disclosure.

On August 3, 2018, the Company issued a press release announcing the transactions effected pursuant to the debt financing of the Hotel.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

In accordance with General Instruction B.2 and B.6 of Form 8-K, the information included in this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Sotherly Hotels Inc. dated August 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 3, 2018	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer